SOURCE: SourceForge, Inc.

Jun 10, 2008 04:30 ET

SourceForge President and CEO Ali Jenab Resigns; Board Appoints Robert M. Neumeister, Jr. Interim President and CEO

MOUNTAIN VIEW, CA--(Marketwire - June 10, 2008) -

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SourceForge, Inc. (NASDAQ: LNUX), the leader in IT community-driven media and e-commerce, today announced that, effective today, Ali Jenab has resigned as the company's President and Chief Executive Officer, and as a member of the Board of Directors, to pursue other opportunities. The Board of Directors has appointed Robert M. Neumeister, Jr., who is currently a member and Chairman of the Board of Directors, to serve as the company's interim President and Chief Executive Officer. "Ali has made many significant contributions during his nearly eight year tenure at SourceForge," Neumeister commented. "We thank him and wish him the best of success in his future endeavors." The board has formed a search committee and will begin a search for a new CEO immediately.

Going forward, the company intends to take aggressive steps to accelerate the growth of its core Internet properties: Slashdot, SourceForge.net and ThinkGeek. "These sites represent a truly unique set of Internet assets and there is more we can be doing to make them better and more engaging for our users," said Neumeister. "We are focused on aggressively pursuing our plans for each of these sites and making opportunistic investments that will enable us to reach our objectives faster."

A conference call with members of the executive team (including a question and answer session) and audio webcast will be held at 5:30 a.m. PT or 8:30 a.m. ET on June 11, 2008.

Live Teleconference Details:
Toll Free Access: 1-877-407-0782
International Access: 1-201-689-8567

Replay Teleconference Details:
Toll Free Access: 1-877-660-6853
International Access: 1-201-612-7415
Replay A/C: 286 - ID: 288303

The live web cast audio link as well as this press release will be made available in the Investor Relations section of the company's corporate web site at http://ir.corp.sourceforge.com. A replay of both the teleconference and audio web cast will be available for 90 days.

About SourceForge, Inc.

SourceForge's media and e-commerce web sites connect millions of influential technology professionals and enthusiasts each day. Combining user-developed content, online marketplaces and e-commerce, SourceForge is the global technology community's nexus for information exchange, goods for geeks, and open source software distribution and services. SourceForge's network of web sites serves 32 million unique visitors each month* and includes: SourceForge.net, Slashdot, ThinkGeek, Linux.com, freshmeat.net, and ITManagersJournal. For more information or to view the media kit online, visit www.sourceforge.com. (*Source: Google Analytics and Omniture, April 2008.)

SourceForge, SourceForge.net, Slashdot, freshmeat, and ThinkGeek are registered trademarks of SourceForge, Inc. in the United States and other countries. All other trademarks or product names are property of their respective owners.

NOTE REGARDING FORWARD-LOOKING STATEMENTS: This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations, and involve risks and uncertainties. Forward-looking statements contained herein include statements regarding growth strategies and prospects for SourceForge's online media and e-commerce businesses. Actual results may differ materially from those expressed or implied in such forward-looking statements due to various factors, including: SourceForge's ability to attract and retain qualified personnel; success in designing and offering innovative online advertising programs; decreases or delays in online advertising spending; SourceForge's ability to achieve and sustain higher levels of revenue; SourceForge's ability to protect and defend its intellectual property rights; rapid technological and market change; unforeseen expenses that SourceForge may incur in future quarters; and competition with, and pricing pressures from larger and/or more established competitors. Investors should consult SourceForge's filings with the Securities and Exchange Commission, www.sec.gov, including the risk factors sections of its Annual Report on Form 10-K/A for the fiscal year ended July 31, 2007, and the Quarterly Report on Form 10-Q for the fiscal quarter ended April 30, 2008, for further information regarding these and other risks of SourceForge's business. All forward-looking statements included in this press release are based upon information available to SourceForge as of the date hereof, and SourceForge does not assume any obligations to update such statements or the reasons why actual results could differ materially from those projected in such statements.

CONTACT:
Patty Morris
Chief Financial Officer
SourceForge, Inc.
(650) 694-2164
Email Contact